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Exhibit 99.1

                            INGEN TECHNOLOGIES, INC.

                              DIRECTORS' RESOLUTION

                                     2006.10

         BE IT KNOWN THAT, on the 17th day of November, 2006, at a duly constituted special meeting of the Directors of Ingen Technologies, Inc., the following resolution was voted and approved upon motion duly made and seconded:

         The Board hereby waives the requirement of the company's Amended and Restated Articles of Incorporation, section 3.4(f)(i), and gives permission for the immediate conversion (into common shares) of preferred shares owned by the company's Chairman and CEO Scott R. Sand. The number of converted shares shall be in the discretion of Mr. Sand. The purpose of the conversion will be so that Mr. Sand can sell shares and loan the proceeds to the company to help finance our continuing operations. The shares shall be converted into unrestricted common shares to the extent permitted by law.

         Any such stock sale proceeds deposited in the company's account shall be a loan payable by the company to Mr. Sand with a simple interest at a rate of 8% percent per annum, with a balloon payment of principle and interest due at any time prior to 2 years from the date the funds are deposited in the company's bank account.

         The Board wishes to take this opportunity to acknowledge, again, the continuing, indefatigable efforts and generosity of Scott Sand as head of the company and wants him to know how much his leadership, sacrifice and effort is appreciated.

                           CERTIFICATION BY SECRETARY

         I am the Secretary of Ingen Technologies, Inc. I hereby certify that the foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of Ingen Technologies, Inc. on November 17, 2006 in accordance with the provisions of our Bylaws.

         IN WITNESS WHEREOF, I have this 17th day of November, 2006 subscribed my name as Secretary of Ingen Technologies, Inc. and have caused the corporate seal to be affixed hereto (if such a seal exists).

            - s -
-----------------------------------
Secretary of Corporation

                                WAIVER OF NOTICE

         The undersigned Directors of Ingen Technologies, Inc. hereby waive notice of the special Directors' meeting held on November 17, 2006. We consent to all actions taken in the meeting. Faxed and electronic signatures are as valid as original signatures hereupon, and may be signed in counterparts.

     abstained                                          - s -
-----------------------------------          -----------------------------------
Scott R. Sand                                                 Curt Miedema

- s -                                                   - s -
-----------------------------------          -----------------------------------

Chris Wirth                                                   Yong Sin Khoo

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Stephen O'Hara                                       John Finazzo


(Resolution 2006.10)